USPI March 2012 Excerpts from Lender Presentation Exhibit 99.2

SAFE HARBOR STATEMENT
This presentation contains forward-looking statements,
including those regarding United Surgical Partners
International, Inc. and the services it provides.  Investors are cautioned not to place an undue reliance on these
forward-looking statements, which will speak only as of
the date of this presentation.  United Surgical Partners
International, Inc. undertakes no obligation to publicly
revise these forward-looking statements.
2

NON-GAAP MEASUREMENT
We have used the non-GAAP financial measurement term “EBITDA.” EBITDA is calculated as operating income plus net gain (loss) on deconsolidations, disposals, impairments and depreciation and amortization.  USPI uses EBITDA and
EBITDA less noncontrolling interests as analytical indicators for purposes of allocating resources and assessing performance.  EBITDA is commonly used as an analytical indicator within the health care industry and also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA could be significant components in understanding and assessing financial performance.
Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculation methods, EBITDA as presented by USPI may not be comparable to similarly titled measures of other companies.
3

U.S. ADJUSTED EBITDA
1
BRIDGE
1
Adjusted EBITDA less noncontrolling interest
2
Includes adjustments for non-recurring expenses: $2.7mm Titan deal costs and $4.0mm de novo start-up losses
3
Full year 2011 EBITDA from acquisitions expected to close by 3/31/12
FY 2011 ($mm)
4
$190.2
$212.9
2.0
1.2
0.7
0.1
10.0
8.7
EBITDA
2
WCAS Mgt
Fee
Equity
Compensation
France Deal
costs
Refinance
costs
Full year 2011
acquisitions
Full year 2012
acquisitions
3
Adjusted
EBITDA
1